Exhibit 10.1

EXECUTION VERSION

LETTER OF CREDIT FACILITY AGREEMENT

DATED AS OF OCTOBER 5, 2017

AMONG

FORESTAR (USA) REAL ESTATE GROUP INC.,

as Borrower,

AND

KEYBANK NATIONAL ASSOCIATION,

as a Bank, LC Issuer and Agent

AND

THE OTHER BANKS WHICH MAY BECOME

PARTIES TO THIS AGREEMENT

AND

KEYBANC CAPITAL MARKETS

as Sole Arranger and Sole Book Runner

§7.	AFFIRMATIVE COVENANTS OF BORROWER		22
	§7.1	Punctual Payment	22
	§7.2	[Reserved]	22
	§7.3	Records and Accounts	22
	§7.4	Notices	22
	§7.5	Existence	23
	§7.6	Compliance with Laws, Licenses, and Permits	23
	§7.7	Further Assurances	23
	§7.8	Plan Assets	23
	§7.9	Business Operations	24

§8.	CERTAIN NEGATIVE COVENANTS OF BORROWER		24
	§8.1	Restrictions on Liens, Etc.	24
	§8.2	Merger, Consolidation	24

§9.	CONDITIONS TO ALL LETTERS OF CREDIT		24
	§9.1	Representations True; No Default	24
	§9.2	No Legal Impediment	24
	§9.3	Letter of Credit Request	25

§10.	EVENTS OF DEFAULT; ACCELERATION; ETC.		25
	§10.1	Events of Default and Acceleration	25
	§10.2	Limitation of Cure Periods	26
	§10.3	Termination of Commitments	27
	§10.4	Remedies	27
	§10.5	Distribution of Cash Collateral Proceeds	27

§11.	SETOFF		28

§12.	THE AGENT		28
	§12.1	Authorization	28
	§12.2	Employees and Agents	28
	§12.3	No Liability	29
	§12.4	No Representations	29
	§12.5	Payments	30
	§12.6	Indemnity	31
	§12.7	Agent as Bank	31
	§12.8	Resignation	31
	§12.9	Duties in the Case of Enforcement	32
	§12.10	Request for Agent Action	32
	§12.11	Removal of Agent	33
	§12.12	Bankruptcy	33
	§12.13	Right to Realize on Cash Collateral	33

§13.	EXPENSES		33

§14.	INDEMNIFICATION		34

§15.	SURVIVAL OF COVENANTS, ETC.		34

§16.	ASSIGNMENT AND PARTICIPATION		35
	§16.1	Conditions to Assignment by Banks	35
	§16.2	Register	36
	§16.3	Participations	36
	§16.4	Pledge by Bank	37
	§16.5	No Assignment by Borrower	37
	§16.6	Cooperation; Disclosure	37
	§16.7	Mandatory Assignment	37
	§16.8	Co-Agents, Syndication Agent, and Co-Documentation Agent	38
	§16.9	Treatment of Certain Information; Confidentiality	38
	§16.10	Withholding Tax	39

§17.	NOTICES		40

§18.	RELATIONSHIP		41

§19.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE		41

§20.	HEADINGS		42

§21.	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		42

§22.	ENTIRE AGREEMENT, ETC.		43

§23.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS		43

§24.	DEALINGS WITH THE BORROWER		43

§25.	CONSENTS, AMENDMENTS, WAIVERS, ETC.		43

§26.	SEVERABILITY		45

§27.	NO UNWRITTEN AGREEMENTS		45

§28.	ACKNOWLEDGMENT OF INDEMNITY OBLIGATIONS		45

§29.	TIME IS OF THE ESSENCE		45

§30.	RIGHTS OF THIRD PARTIES		45

§31.	CLOSING CONDITIONS		46
	§31.1	Credit Documents	46
	§31.2	Certified Copies of Organizational Documents	46
	§31.3	Resolutions	46
	§31.4	Incumbency Certificate; Authorized Signers	46
	§31.5	Opinion of Counsel	46
	§31.6	Payment of Fees	47
	§31.7	Performance; No Default	47
	§31.8	Representations and Warranties	47

§31.9	Cash Collateral	47
§31.10	Existing Credit Agreement	47

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Patriot Act and OFAC Transferee and Assignee Identifying Information Form
Exhibit C	Form of Letter of Credit Request

Schedule 1.1	Banks and Commitments
Schedule 2	Prior Letters of Credit
Schedule 6.4	Litigation

LETTER OF CREDIT FACILITY AGREEMENT

THIS LETTER OF CREDIT FACILITY AGREEMENT is made as of the 5th day of October, 2017, by and among FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, as borrower (“Borrower”), having its principal place of business at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as Bank, and with the other lending institutions that are or may become parties hereto pursuant to §16 as lenders (“Banks”), KEYBANK NATIONAL ASSOCIATION, as administrative agent and its successors and assigns (“Agent”) for itself, the other Banks and LC Issuers (as hereinafter defined), and KEYBANC CAPITAL MARKETS, as sole arranger and sole bookrunner.

RECITALS

WHEREAS, Banks (as hereinafter defined) are willing to issue letters of credit upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

§1.          DEFINITIONS AND RULES OF INTERPRETATION

§1.1        Definitions

The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Affected Bank.  See §16.7(iii).

Affiliates.  As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing fifty percent (50%) or more of the outstanding limited or general partnership interests, preferred stock or other ownership interests of such Person.  In no event shall Agent, any LC Issuer or any Bank be deemed an Affiliate of Borrower.

Agent.  As defined in the preamble hereto.

Agent’s Office.  Agent’s office located at 127 Public Square, Cleveland, Ohio 44114, or at such other location as Agent may designate from time to time by notice to Borrower and the other Banks.

Agent’s Special Counsel. Bryan Cave LLP or such other counsel as may be selected by Agent.

Agreement.  This Letter of Credit Facility Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees.  Means, collectively, (i) the fee letter agreement dated as of October 5, 2017 among Agent, Arranger and Borrower regarding certain fees payable by Borrower in connection with this Agreement, and (ii) that certain letter agreement dated as of October 5, 2017, between Borrower and Synovus Bank.

Applicable Extension Notice. See §3.1(b)(ii)(A).

Arranger.  KeyBanc Capital Markets.

Assignment and Assumption Agreement.  See §16.1(a)(i).

Banks.  KeyBank and the other lending institutions which may become parties to this Agreement, pursuant to §16 hereof, as is defined in the first paragraph of this Agreement, to include Banks, together with their permitted successors and assigns.

Base Rate.  The term Base Rate shall mean, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greatest of:  (i) the rate of interest established by KeyBank from time to time as its “prime rate” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; or (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus ½ of one percent (0.5%) per annum; or (iii) the then-applicable LIBOR Rate for a one (1) month interest period, plus two percent (2%) per annum.

Basel III.  See §4.5.

Borrower.  As defined in the preamble hereto.

Borrower’s Knowledge or Knowledge.  The actual knowledge of the chief executive officer, Principal Financial Officer, chief financial officer (if different from the Principal Financial Officer) or general counsel of Borrower, after having conducted a reasonable investigation and inquiry thereof; provided, however, the foregoing shall not be deemed to require Borrower to obtain any written environmental site assessment reports.

Business Day.  Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York, the State of Texas, and the State where Agent’s Office is located.

Cash Collateral.  The $30,000,000 in cash deposited by Borrower with Agent in the Cash Collateral Account, as such amount is replenished or increased from time to time at request of Agent.

Cash Collateral Account.  As defined in §5.2(a).

Change of Control.  A Change of Control shall exist upon the occurrence of any of the following:

(a)           a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (other than Permitted Investors) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of  Forestar Group ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of directors of Forestar Group, who did not have such power before such transaction; or

(b)           Borrower ceases for any reason to be a wholly owned, direct or indirect Subsidiary of Forestar Group.

Closing Date.  October 5, 2017.

Closing Date Deposit Account Control Agreement. The Deposit Account Control Agreement entered into on September 27, 2017 with respect to the Cash Collateral Account.

Code.  The Internal Revenue Code of 1986, as amended.

Commitment.  With respect to each Bank, the amount set forth on Schedule 1.1 hereto as the amount of such Bank’s commitment to purchase participations in Letters of Credit issued by any LC Issuer for the account of Borrower on behalf of itself, any of its Subsidiaries or any joint venture in which Borrower is a member, partner or similar entity in accordance with §2.1, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment LC Fee. See §4.2.

Commitment Percentage.  With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank’s percentage of the aggregate Commitments of all of Banks.

Credit Documents.  Collectively, this Agreement, the Agreement Regarding Fees, the Security Documents, and all other documents, instruments or agreements now or hereafter assumed, executed or delivered by or on behalf of Borrower in favor of Agent or Banks, as the same may be amended, modified, renewed, extended, consolidated, supplemented or restated from time to time.

Default.  See §10.1.

Default Rate.  See §4.8.

Defaulting Bank.  Any Bank that has (a)(i) been adjudicated as or determined by any Governmental Authority having regulatory authority over such Bank or its assets to be insolvent or has a parent company that has been adjudicated as or determined by any Governmental Authority having regulatory authority over such Bank or its assets to be insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, (b) given notice to Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to issue any Letters of Credit hereunder (unless such notice is given by or on behalf of all Banks), or (c) become and remains a Delinquent Bank under §12.4(c).

Delinquent Bank.  See §12.5(c)(ii).

Deposit Account Bank.  KeyBank National Association.

Deposit Account Control Agreement.  Each deposit account control agreement, in form and substance satisfactory to Agent, from time to time executed by a Deposit Account Bank in favor of Agent for the benefit of Agent and Banks.

Dodd-Frank.  See §4.5.

Dollars or $.  Dollars in lawful currency of the United States of America.

Eligible Assignee:  (a) Any Bank or any Affiliate of a Bank; (b) any commercial bank, savings bank, savings and loan association, investment or mutual fund, or similar financial institution which (i) has total assets of $5,000,000,000 or more, (ii) is “well capitalized” within the meaning of such term under the regulations promulgated under the auspices of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, (iii) in the sole judgment of Agent, is engaged in the business of lending money and extending credit, and buying loans or participations in loans under credit facilities substantially similar to those extended under this Agreement, and (iv) in the sole judgment of Agent, is operationally and procedurally able to meet the obligations of a Bank hereunder; (c) any insurance company in the business of writing insurance which (i) has total assets of $5,000,000,000 or more (ii) is “best capitalized” within the meaning of such term under the applicable regulations of the National Association of Insurance Commissioners, and (iii) meets the requirements set forth in subclauses (iii) and (iv) of clause (b) above; and (d) any other financial institution having total assets of $5,000,000,000  (including a mutual fund or other fund under management of any investment manager having under its management total assets of $5,000,000,000 or more, and any of its Related Funds) which meets the requirement set forth in subclauses (iii) and (iv) of clause (b) above; provided that each Eligible Assignee must (A) be organized under the Laws of the United States of America, any State thereof or the District of Columbia, or, if a commercial bank, be organized under the Laws of the United States of America, any State thereof or the District of Columbia, the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, (B) act under the Credit Documents through a branch, agency or funding office located in the United States of America, (C) be exempt from withholding of tax on payments hereunder and deliver the documents related thereto pursuant to the Internal Revenue Code as in effect from time to time, and (D) not be Borrower or an Affiliate of Borrower.

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Equity Interests.  With respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or conversion or other purchase rights with respect to the foregoing) whether outstanding on the Closing Date or issued thereafter.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and any rules and regulations promulgated pursuant thereto.

ERISA Affiliate.  Any Person which is treated as a single employer with Borrower under §414 (b) or (c) of the Code.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 (c) of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  See §10.1.

Excluded Taxes.  See §4.3(b)(v).

Existing Credit Agreement.  The Third Amended and Restated Revolving Credit Agreement dated as of May 15, 2014 as amended prior to the Closing Date, among Forestar (USA) Real Estate Group Inc.,

the guarantors from time to time party thereto, KeyBank National Association as agent, and the other lenders party thereto.

Extended Letter of Credit.  See §2.1(l).

Extension Effective Date.  See §3.1(b)(i).

Extension Period.  See §3.1(b)(i).

Facility Fee.    See §2.2.

FATCA.  Sections 1471 through 1474 of the Code and any regulations (whether final, temporary or proposed) that are issued thereunder or official government interpretations thereof.

Federal Funds Effective Rate.  For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by Agent.  Any change in the Federal Funds Effective Rate shall become effective as of the opening of business on the day on which such change in the Federal Funds Effective Rate becomes effective, without notice or demand of any kind.

Forestar Group.  Forestar Group Inc., a Delaware corporation.

GAAP.  Generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing Forestar Group’s audited consolidated financial statements as of the date of this Agreement, as such principles may be revised as a result of changes in such accounting principles implemented by Forestar Group and its consolidated Subsidiaries subsequent to such date.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and Borrower or Required Banks shall so request, Agent, Banks, and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Banks); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

Governmental Authority.  Any international, foreign, federal, state, county or municipal government, or political subdivision thereof; any governmental, quasi-governmental or regulatory agency, authority, board, bureau, commission, department, instrumentality or public body; or any court or administrative tribunal.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Horton Transaction. The transactions contemplated by the Agreement and Plan of Merger, dated as of June 29, 2017, among D.R. Horton, Inc., a Delaware corporation, Force Merger Sub, Inc., a Delaware corporation and Forestar Group.

Indemnified Taxes.  Taxes other than Excluded Taxes.

KeyBank.  As defined in the preamble hereto.

Late Charge.  See §4.8.

LC Issuance Fee. See §4.2.

LIBOR Rate.  The rate of interest calculated by Lender on a daily basis equal to the one month rate of interest (rounded upward to the next highest 1/16th of 1%) of the one month London interbank offered rate, as shown by Reuters, for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding LIBOR Business Day, as determined and adjusted from time to time in Lender’s sole discretion.  If Reuters no longer reports such rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index. In the event that the LIBOR Rate is determined to be less than zero, such LIBOR Rate shall be deemed to be zero for purposes of this Agreement.

LC Issuer.  Agent, in its capacity as issuer of the Prior Letters of Credit and any other Letters of Credit hereunder; Synovus Bank, in its capacity as issuer of the Prior Letters of Credit and any other Letter of Credit hereunder; and any other Bank that may from time to time be designated as an LC Issuer in accordance with the provisions of §2.1(m).

Letter of Credit.  An irrevocable standby letter of credit issued by any LC Issuer pursuant to §2.1 for the account of Borrower on behalf of itself, any of its Subsidiaries or any joint venture in which Borrower is a member, partner or similar entity in respect of obligations of Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken in the ordinary course of its business which is payable upon presentation of a sight draft and other documents described in the Letter of Credit, if any, as originally issued pursuant to this Agreement or as amended, modified, extended, renewed or supplemented.

Letter of Credit Fees.  The fees due in connection with the Outstanding Letters of Credit pursuant to §4.2.

Letter of Credit Request.  A written request from Borrower to any LC Issuer (a copy of which is contemporaneously provided to Agent) in the form of Exhibit C attached hereto, requesting the issuance of a Letter of Credit pursuant to §2.1(b).

Liens.  See §8.1.

Material Adverse Effect.  A materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of Borrower and its Subsidiaries, taken as a whole, (b) the ability of Borrower to perform its payment obligations under the Credit Documents, (c) the validity or enforceability of any of the Credit Documents, or (d) the material rights, benefits or interests of Banks, LC Issuers and Agent in and to this Agreement, any other Credit Document or the Cash Collateral.

Maturity Date.  October 5, 2018, as the same may be extended pursuant to §3.1.

Moody’s.  Moody’s Investors Service, Inc.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA to which Borrower or any ERISA Affiliate is making, or is required to make, contributions.

Non-Consenting Bank.  See §16.7(i).

Notice.  See §17.

Obligations.  All indebtedness, obligations and liabilities of Borrower to any of Banks, LC Issuers and Agent, individually or collectively, under this Agreement or any of the other Credit Documents or in respect of any of the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under the United States Bankruptcy Code or other similar federal or State law, naming such Person as the debtor in such proceeding, regardless of whether or not such interest and fees are allowed claims in such proceeding.

OFAC Review Process.  That certain review process established by Agent to determine if any potential transferee of any interests or any assignee of any portion of the Obligations or any of their members, officers or partners are a party with whom Agent and any Bank are restricted from doing business under (i) the regulations of OFAC, including those Persons named on OFAC’s Specially Designated and Blocked Persons list, or (ii) any other statute, executive order or other governmental action or list (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

Organizational Document.  With respect to any Person other than a natural person, its articles or certificate of incorporation, formation or organization, partnership agreement, operating agreement, by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

Outstanding.  With respect to issued Letters of Credit, the aggregate undrawn amounts under issued Letters of Credit as of any date of determination.

Patriot Act Customer Identification Process.  That certain customer identification and review process established by Agent pursuant to the requirements of 31 U.S.C. §5318(1) and 31 C.F.R. §103.121 to verify the identity of all permitted transferees of interests in Borrower and any assignees of a portion of the Obligations hereunder.

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Person.  Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Permitted Investors. D.R. Horton, Inc., a Delaware corporation and any of its Subsidiaries or Affiliates, individually or collectively.

Plan Assets.  Assets of any Employee Benefit Plan subject to Part 4, Subtitle A, Title I of ERISA.

Principal Financial Officer.  The primary officer or the authorized agent of Borrower or Forestar Group, as the case may be, responsible for the preparation and certification of financial statements.

Prior Letter of Credit.  Any letter of credit issued prior to the Closing Date for the account of Borrower on behalf of itself, any of its Subsidiaries or any joint venture in which Borrower is a member, partner or similar entity and which will remain outstanding after the Closing Date, including, without limitation those letters of credit issued on behalf of Forestar Petroleum Corporation and United Oil Corporation.  The letters of credit existing on the Closing Date are set forth on Schedule 2 attached hereto.

Register.  See §16.2.

Reimbursement Agreement.  The applications made and agreements entered into between any LC Issuer and Borrower relating to a Letter of Credit on the form then in use by such LC Issuer as its standard form agreement with respect to similar letters of credit.

Related Fund.  With respect to any fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

Related Parties.   With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Required Banks.  As of any date, Bank or Banks (not including any Defaulting Bank which shall not be entitled to vote) whose aggregate Commitment Percentage exceeds fifty percent (50%) provided, however, that so long as there are less than three (3) Banks, the term “Required Banks” shall mean all of the non-Defaulting Banks.  For purposes of this definition, a Bank shall be deemed to participate in a Letter of Credit to the extent such Bank has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

Requirements.  Any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation.

S&P.  Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies.

Security Documents.  Collectively, the Deposit Account Control Agreements and any further collateral assignments now or hereafter delivered by Borrower to Agent for the benefit of Banks, including, without limitation, UCC-1 financing statements filed or recorded in connection therewith, as each may be further amended, modified, renewed, consolidated, supplemented or extended, from time to time.

Standby Letters of Credit.  All Letters of Credit issued by any LC Issuer for the account of Borrower on behalf of itself, any of its Subsidiaries or any joint venture in which Borrower is a member, partner or similar entity pursuant to the terms set forth in this Agreement other than Trade Letters of Credit.

State.  A state of the United States of America, or the District of Columbia.

Subsidiary.  Any corporation, association, partnership, limited liability company, trust or other business or legal entity of which the designated parent shall at any time own, directly or indirectly through a Person or Persons, a greater than fifty percent (50%) ownership interest.

Taxes.  See §4.3(b).

Trade Letters of Credit.  All trade or documentary Letters of Credit issued by Agent for the account of Borrower on behalf of itself, any of its Subsidiaries or any joint venture in which Borrower is a member, partner or similar entity pursuant to the terms set forth in this Agreement, in connection with the purchase by Borrower of goods or services in the ordinary course of business.

§1.2                        Rules of Interpretation.

(a)                                 A reference to any document or agreement shall include such document or agreement as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with its terms and the terms of this Agreement.

(b)                                 The singular includes the plural and the plural includes the singular.

(c)                                  A reference to any law includes any amendment or modification to such law.

(d)                                 A reference to any Person includes its permitted successors and permitted assigns.

(e)                                  Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)                                   The words “include”, “includes” and “including” are not limiting.

(g)                                  The words “approval” and “approved” as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)                                 All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i)                                     Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)                                    The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)                                 All references in this Agreement to “Cleveland time” shall refer to prevailing time in Cleveland, Ohio.

§2.                               LETTERS OF CREDIT

§2.1                        Letters of Credit.

(a)                                 Issuance of Letters of Credit.  Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Maturity Date, each LC Issuer shall issue such Letters of Credit as Borrower may request upon the delivery of a Letter of Credit Request as set forth in §2.1(b), provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Outstanding Letters of Credit shall not exceed $30,000,000, (iii) upon the issuance of such Letter of Credit, the amount of all Outstanding Letters of Credit, shall not exceed the aggregate Commitments of all Banks, (iv) the conditions set forth in §11 shall have been satisfied, and (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit.  The foregoing requirements shall not limit the ability of Borrower to obtain Letters of Credit in face amounts that are not rounded to the nearest $1,000 or other amount.  Each Letter of Credit shall be issued pursuant to a Reimbursement Agreement; provided that to the extent any of the terms of the Reimbursement Agreement are contrary to the terms of this Agreement, the terms of this Agreement shall control.  Each Prior Letter of Credit shall be continued hereunder and shall be deemed to be a Letter of Credit issued pursuant to this Agreement.  Each Bank acknowledges and agrees that, if and to the extent Agent agrees to reimburse or otherwise indemnify the issuer of each Prior Letter of Credit for draws thereunder or other obligations of Borrower arising in connection therewith, such Bank shall be deemed to have purchased a participation in such reimbursement or indemnification obligation of such LC Issuer in an amount equal to its Commitment Percentage of the amount of each such Prior Letter of Credit (if any).

(b)                                 Letter of Credit Requests.  Each Letter of Credit Request shall be submitted by Borrower to the applicable LC Issuer (with a copy to Agent if such LC Issuer is not Agent) at least five (5) Business Days prior to the date upon which the requested Letter of Credit is to be issued by such LC Issuer.  Each Letter of Credit Request shall be executed by an authorized officer of Borrower.  Each LC Issuer shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrower. No LC Issuer shall have the duty to verify the authenticity of any signature appearing on a Letter of Credit Request.  Each such Letter of Credit Request shall contain (i) a statement as to whether such Letter of Credit is a Standby Letter of Credit or a Trade Letter of Credit, and (ii) a certification that the conditions to the issuance of such Letter of Credit set forth in §11 hereof have been satisfied.  Borrower shall further deliver to the applicable LC Issuer such additional applications and documents as such LC Issuer reasonably may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit.  Following the receipt of a Letter of Credit Request (or a copy thereof, as applicable), Agent shall promptly notify each Bank of the Letter of Credit Request.  Borrower assumes all risks with respect to the use of the Letters of Credit, under §2.1(i).

(c)                                  LC Issuer Approval.  Subject to the conditions set forth in this Agreement, the applicable LC Issuer, if it reasonably approves of the Letter of Credit Request, shall issue the Letter of Credit on or before five (5) Business Days following receipt of the documents required in §2.1(b), or at such later date as Borrower may direct in writing.  Each Letter of Credit shall be in form and substance satisfactory to the applicable LC Issuer in its sole discretion.

(d)                                 Bank Participation.  Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a participation therein from the applicable LC Issuer in an amount equal to its Commitment Percentage of the amount of such Letter of Credit.

(e)                                  Amounts Drawn.  If and to the extent that any amounts are drawn upon any Letter of Credit, unless reimbursed by Borrower on the date such draw is honored by the applicable LC Issuer, from the date of payment thereof by such LC Issuer then each other Bank, shall reimburse such LC Issuer by its applicable Commitment Percentage.  Agent then shall reimburse each Bank from the Cash Collateral.

(f)                                   Bankruptcy.  If after the issuance of a Letter of Credit by the applicable LC Issuer, but prior to the funding of any portion thereof by such LC Issuer or a Bank, one of the events described in §10.1(e), (f) or (g) shall have occurred, each Bank will immediately transfer to the applicable LC Issuer in immediately available funds an amount equal to such Bank’s Commitment Percentage of the Outstanding Letters of Credit issued by such LC Issuer, such amount to be held by the applicable LC Issuer as security for the payment of the Letters of Credit.

(g)                                  Repayment to Banks.  Whenever at any time after any LC Issuer has received from any Bank such Bank’s payment of funds under a Letter of Credit and thereafter such LC Issuer receives any payment on account thereof, then such LC Issuer will distribute to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Bank’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by such LC Issuer is required to be returned, such Bank will return to such LC Issuer any portion thereof previously distributed by such LC Issuer to it.

(h)                                 Funds for Draws.  Upon the receipt by an LC Issuer of any draw or other presentation for payment of a Letter of Credit and the payment of any amount under a Letter of Credit, the applicable LC Issuer shall notify Agent and Agent shall, without notice to or the consent of Borrower, direct Banks to fund to such LC Issuer in accordance with §2.7 on or before 2:00 p.m. (Cleveland time) on the next Business Day their respective Commitment Percentages of the amount so paid by such LC Issuer.  The proceeds of such funding shall be paid to such LC Issuer to reimburse such LC Issuer for the payment made by it under the Letter of Credit.  The provisions of §2.7 shall apply to any Bank or Banks failing or refusing to fund its Commitment Percentage of any such draw.

(i)                                     Risks.  The Obligations of Borrower to LC Issuers and Banks under this Agreement in connection with the issuance of a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, notwithstanding any of the following circumstances:  (i) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (ii) the existence of any claim, set-off, defense or any right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or Banks (other than the defense of payment to Banks in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Credit Document, or any unrelated transaction; (iii) any statement or any other documents presented to an LC Issuer under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) any breach of any agreement between Borrower and any beneficiary or transferee of any Letter of Credit; (v) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; and (vi) payment by any LC Issuer under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit in any non-material respect; provided, that Borrower shall not be precluded from asserting any claim for damages suffered by Borrower to the extent caused by the bad faith, willful misconduct or gross negligence of any LC Issuer in determining whether a request presented under any Letter of Credit issued by it complied on its face with the terms of such Letter of Credit.

(j)                                    Non-Renewal.  Each LC Issuer may, at its option, during the existence of a Default or Event of Default, elect not to renew any Letter of Credit by giving written notice of non-renewal to Borrower at least thirty (30) days prior to the expiration date of such Letter of Credit.

(k)                                 Subsequent Issuance.  The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(l)                                     Extended Letters of Credit; Cash Collateral.  Notwithstanding any contrary provisions of §2.1, any Letters of Credit issued with expiry dates later than the scheduled Maturity Date or any extended Maturity Date in which Borrower does not elect to give an Extension Notice (any such Letter of Credit, an “Extended Letter of Credit”), then from the date that is five (5) days prior to the scheduled Maturity Date and at all times thereafter when any Extended Letters of Credit are Outstanding, Borrower shall maintain cash collateral in a special purpose interest bearing collateral account in the name of Borrower, but subject to the sole dominion and control of Agent, in an amount not less than one hundred five percent (105%) of the aggregate Extended Letters of Credit then Outstanding.

(m)                             Designation of LC Issuers.  Upon request by Borrower and approval by Agent (such approval not to be unreasonably withheld or delayed), a Bank may at any time agree to be designated as an LC Issuer hereunder, which designation shall be set forth in a written instrument or instruments delivered by Borrower, Agent and such Bank.  Agent shall promptly notify the other Banks of such designation.  From and after such designation and unless and until such Bank resigns as an LC Issuer in accordance with the further provisions of this §2.1(m), such Bank shall have all of the rights and obligations of an LC Issuer hereunder.  An LC Issuer shall continue to be an LC Issuer unless and until (i) it shall have given Borrower and Agent notice that it has elected to resign as an LC Issuer and (ii) unless there is, at the time of such notice, at least one other LC Issuer, another Bank shall have agreed to be a replacement LC Issuer and shall have been approved in writing by Agent and Borrower.  A resigning LC Issuer shall continue to have the rights and obligations of an LC Issuer hereunder solely with respect to Letters of Credit theretofore issued by it, notwithstanding the designation of a replacement LC Issuer hereunder, but upon its notice of resignation (or, if at the time of such notice, there is not at least one other LC Issuer, then upon such designation of a replacement LC Issuer), the resigning LC Issuer shall not thereafter issue any Letter of Credit (unless it shall again thereafter be designated as an LC Issuer in accordance with the provisions of this §2.1(m)).  The assignment of, or grant of a participation interest in, all or any part of its Commitment by a Bank that is also an LC Issuer shall not constitute an assignment or transfer of any of its rights or obligations as an LC Issuer.

(n)                                 LC Issuer Reporting Requirements.  Each LC Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to Agent a schedule of the Letters of Credit issued by it showing the issuance date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Letter of Credit Outstanding at any time during such month and the aggregate amount (if any) payable by Borrower or other account party to such LC Issuer during the month pursuant to §2.1.  Copies of such reports shall be provided to each Bank by Agent within five (5) Business Days following receipt by Agent.  Agent shall, within five (5) Business Days following receipt from all LC Issuers of the reports provided for in this §2.1 for the months of March, June, September and December, respectively, deliver to Borrower a quarterly statement of the Letter of Credit Fees then due and payable.

§2.2                        Unused Facility Fee.

Commencing on the Closing Date and ending on the Maturity Date, Borrower agrees to pay to Agent for the account of Banks in accordance with their respective Commitment Percentages an unused facility fee (the “Facility Fee”) calculated at the rate of fifteen one hundredths of one percent (0.15%) per annum, in each case on the daily amount by which the aggregate Commitments from time to time exceed the sum of the Outstanding Letters of Credit during each fiscal quarter or portion thereof. The Facility Fee shall be payable quarterly in arrears on the first day of each fiscal quarter of Borrower for the immediately preceding fiscal quarter, with a final payment due and payable on the Maturity Date.  Any payment due under this Section shall be prorated for any partial fiscal quarter.  The Facility Fee shall be fully earned when due and non-refundable when paid.  Notwithstanding the foregoing, no Facility Fee shall accrue on the Commitment of a Defaulting Bank so long as such Bank shall be a Defaulting Bank and any Facility Fee accrued with respect to the Commitment of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrower so long as such Bank shall be a Defaulting Bank.

§3.                               REPAYMENT AND REDUCTION IN COMMITMENT

§3.1                        Stated Maturity; Extension Option.

(a)                                 Maturity Date.  Borrower promises to pay on the applicable Maturity Date, and there shall become absolutely due and payable on such Maturity Date, the entire Outstanding Obligations subject to such Maturity Date outstanding on such date, together with any and all accrued and unpaid interest thereon.

(b)                                 Extension Options.

(i)                                     At any time after the Closing Date, Borrower shall have the option to extend the Maturity Date for a one (1) year period (“Extension Period”) by giving Agent written Notice of such election to extend at least sixty (60) days but not more than one hundred-twenty (120) days prior to the then existing Maturity Date with effective date of such extension being the then existing Maturity Date (“Extension Effective Date”), subject to satisfaction of each of the applicable conditions set forth in subparagraph (ii) of this §3.1(b).

(ii)                                  (A) no Default or Event of Default exists on the date Notice of the applicable extension is given to Agent (the “Applicable Extension Notice”) and no Default or Event of Default exists on the Extension Effective Date (B) each of the representations and warranties made by Borrower in this Agreement or the other Credit Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the date they were made, as of the date the Applicable Extension Notice is given to Agent and as of the Extension Effective Date (except to the extent of changes resulting from transactions permitted by the Credit Documents, it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (C) Borrower executes and delivers such amendments or modifications to the Security Documents as Agent may require in order to evidence such extension and to maintain the effectiveness and priority of the Security Documents, and (D) Borrower shall have paid to Agent on the Extension Effective Date, for the account of Banks in accordance with their respective percentage of the aggregate Commitments of all Banks, an extension fee equal to fifteen one hundredths of one percent (0.15%) of the aggregate Commitments of Banks as of the Extension Effective Date.

§3.2                        Reduction and Termination of Commitment.

Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Commitments be reduced in such manner to an amount less than the amount of Outstanding Letters of Credit unless all Obligations are being repaid or prepaid and this Agreement is terminated) or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Letters of Credit would exceed the Commitments of all Banks as so terminated or reduced.  Promptly after receiving any notice from Borrower delivered pursuant to this §3.2, Agent will notify Banks of the substance thereof.  Upon the effective date of any such reduction or termination, Borrower shall pay to Agent for the respective accounts of Banks the full amount of any Facility Fee under §2.2 then accrued on the amount of the reduction.  No reduction or termination of the Commitment may be reinstated.

§4.                               CERTAIN GENERAL PROVISIONS

§4.1                        Certain Fees.

Borrower agrees to pay to KeyBank certain fees for services rendered or to be rendered in connection with the issuance of Letters of Credit as provided in the Agreement Regarding Fees.  All such fees shall be fully earned when due and non-refundable when paid.

§4.2                        Letter of Credit Fees.

(a)                                 Borrower shall pay to Agent, for the account of the applicable LC Issuer, one-eighth of one percent (0.125%) times the amount of such Letter of Credit (the “LC Issuance Fee”), with respect to each Letter of Credit issued or renewed under this Agreement; provided that such LC Issuance Fee shall not be due and payable with respect to any Prior Letter of Credit on the Closing Date.  All LC Issuance Fees shall be due upon issuance or at time of renewal of such Letter of Credit and paid to Agent.  Upon receipt of any LC Issuance Fee, Agent shall pay to the applicable LC Issuer such LC Issuance Fee as a fee due to such LC Issuer.

(b)                                 Additionally, Borrower shall pay to Agent, for the account of the Banks a Letter of Credit commitment fee with respect to all Letters of Credit equal to one and quarter percent (1.25%) per annum on the amount of the Outstanding Letters of Credit for any given month (“Commitment LC Fee”, together with the LC Issuance Fee, the “Letter of Credit Fees”).  All Commitment LC Fees shall be paid monthly in arrears on the first day of each calendar month.  Upon receipt of the Commitment LC Fee, Agent shall remit to each Bank an amount equal to each such Bank’s Commitment Percentage of the Commitment LC Fee.

§4.3                        Funds for Payments.

(a)                                 All payments of principal, interest, Facility Fees, Letter of Credit Fees, Agent’s fees, closing fees, and any other amounts due hereunder or under any of the other Credit Documents shall be made to Agent, for the respective accounts of Banks, LC Issuers and Agent, as the case may be, at Agent’s Office, no later than 1:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.

(b)                                 Unless otherwise required by law, any and all payments by Borrower to or for the account of any Bank or any LC Issuer hereunder or under any other Credit Document shall be made without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings (collectively, “Taxes”) and all liabilities with respect thereto, excluding:  (i) Taxes imposed on or measured by the net income (including branch profits or similar Taxes) of, and gross receipts, franchise or similar taxes imposed on, any Bank, any LC Issuer or Agent by the jurisdiction (or subdivision thereof) under the laws of which such Bank, such LC Issuer or Agent is organized or in which its principal executive office is located or in which its applicable lending office is located or in which it is otherwise doing business, (ii) in the case of each Bank, each LC Issuer or Agent, any United States withholding tax imposed on such payments, but other than in the case of an assignee pursuant to the election by Borrower under §4.9, only to the extent that such Bank or Agent is subject to United States withholding tax at the time such Bank, such LC Issuer or Agent first becomes a party to this Agreement or changes its applicable lending office, (iii) any backup withholding tax imposed by the United States of America (or any state or locality thereof) on a Bank, a LC Issuer or Agent, (iv) any Taxes imposed as the result of the failure of a recipient of such payment to comply with

§4.4(c) or §18.11, and (v) any Taxes imposed by FATCA (all such excluded Taxes being hereinafter referred to as “Excluded Taxes”).  If Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Credit Document to any Bank, any LC Issuer or Agent, (A) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this §4.3(b)) such Bank or such LC Issuer receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been required, (B) Borrower shall make such deductions, (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (D) Borrower shall furnish to Agent, for delivery to such Bank or such LC Issuer, the original or a certified copy of a receipt evidencing payment thereof.

(c)                                  Each Bank and each LC Issuer organized under the laws of a jurisdiction outside the United States, if requested in writing by Borrower (but only so long as such Bank remains lawfully able to do so), shall provide Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of  (i) an income tax treaty between the United States and the country of residence of such Bank or such LC Issuer, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank or such LC Issuer; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve Borrower of its obligations under §4.4(b).  In the event that Borrower shall have delivered the certificates or vouchers described above for any payments made by Borrower and such Bank receives a refund of any taxes paid by Borrower pursuant to §4.4(b), such Bank or such LC Issuer will pay to Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Bank or such LC Issuer is required to return such refund, Borrower shall promptly repay to such Bank or such LC Issuer the amount of such refund.

(d)                                 Each Bank and each LC Issuer that is organized under the laws of a jurisdiction other than the United States shall comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by Borrower or Agent sufficient for Agent and Borrower to comply with their obligations under FATCA and to determine that such Bank or such LC Issuer has complied with such applicable reporting requirements.

(e)                                  Each Bank, each LC Issuer and Agent that is a United States person (within the meaning of Section 7701(a)(30) of the Code) shall, upon the request of Borrower, provide a duly executed IRS Form W-9 to Borrower certifying that such Bank or such LC Issuer is exempt from backup withholding.

§4.4                        Computations.

All computations of fees to the extent applicable shall be based on a 365-day year and paid for the actual number of days elapsed.  Whenever a payment hereunder or under any of the other Credit Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

§4.5                        Additional Costs, Etc.

Subject to §4.4, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank, any LC Issuer or Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law) and including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives under or issued in connection therewith (collectively, “Dodd-Frank”) and all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (collectively, “Basel III”), shall:

(a)           subject any Bank, any LC Issuer or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Credit Documents, such Bank’s Commitment, a Letter of Credit, participation in a Letter of Credit (other than Excluded Taxes), or

(b)           materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank or any LC Issuer of the principal of or the interest on any Letter of Credit or participation therein or any other amounts payable to any Bank or any LC Issuer under this Agreement or the other Credit Documents, or

(c)           impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or Letters of Credit by, or commitments of an office of any Bank or any LC Issuer, or

(d)           impose on any Bank, any LC Issuer or Agent any other conditions or requirements with respect to this Agreement, the other Credit Documents, such Bank’s Commitment, a Letter of Credit or participation therein or any class of loans or commitments of which any of the Letters of Credit or such Bank’s Commitment forms a part, and the result of any of the foregoing is

(i)            to increase the cost to any Bank or LC Issuer of making, funding, issuing, renewing, extending or maintaining any of the Letters of Credit (or of maintaining its obligation to participate in or to issue any Letters of Credit) or such Bank’s Commitment, or

(ii)           to reduce the amount of principal, interest or other amount payable to such Bank, such LC Issuer or Agent hereunder on account of such Bank’s Commitment or any of the Letters of Credit, or

(iii)          to require such Bank, such LC Issuer or Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, such LC Issuer or Agent from Borrower hereunder;

then, and in each such case, Borrower will, within fifteen (15) days of demand made by such Bank, such LC Issuer or (as the case may be) Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank, such LC Issuer or Agent such additional amounts as such Bank, such LC Issuer or Agent shall determine in good faith to be sufficient to compensate such Bank, such LC Issuer or Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Bank, each LC Issuer and Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank, such LC Issuer or Agent.

§4.6        Capital Adequacy.

If after the Closing Date any Bank or any LC Issuer determines that (a) the adoption of or change in any law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding liquidity or capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority, central bank or comparable agency charged with the administration thereof, and for purposes hereof, Dodd-Frank and Basel III shall each be deemed a change described herein regardless of the date enacted, adopted or issued, or (b) compliance by such Bank or such LC Issuer or its parent bank holding company with any guideline, request or directive of any such entity regarding liquidity and capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on such Bank’s, such LC Issuer’s or such holding company’s capital as a consequence of such LC Issuer’s commitment to issue Letters of Credit hereunder to a level below that which such Bank, such LC Issuer or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s, such LC Issuer’s or such holding company’s then existing policies with respect to liquidity and capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Bank or such LC Issuer to be material, then such Bank or such LC Issuer may notify Borrower thereof.  Borrower agrees to pay to such Bank or such LC Issuer the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank or such LC Issuer of a statement of the amount setting for such Bank’s or such LC Issuer’s calculation thereof.  In determining such amount, such Bank or such LC Issuer may use any reasonable averaging and attribution methods.

§4.7        Indemnity by Borrower.

Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of a default by Borrower in making the payments or performing its obligations under §§4.8, 4.9, 4.10 or 4.12.

§4.8        Late Charge; Default Rate.

Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not Banks shall have accelerated the maturity of the Obligations, at the election of Required Banks, all Obligations shall bear interest payable on demand at a rate per annum equal to two percent (2%) above the Base Rate (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.  Borrower shall pay Agent, for the account of the applicable Banks, a late charge equal to five percent (5%) of any amount payable hereunder or under the Credit Documents (a “Late Charge”), which is not paid within ten (10) days of the date when due.  Such late charge is and shall be deemed to be a charge to compensate Agent and Banks for administrative services and costs incurred in connection with the related delinquent payment and shall under no circumstances constitute or be deemed to be a charge for the use of money.

§4.9        Certificate.

A certificate setting forth any amounts payable pursuant to §4.5, §4.6, §4.7 or §4.8 and a reasonably detailed explanation and calculation of such amounts which are due, submitted by any Bank, any LC Issuer or Agent to Borrower, shall be conclusive in the absence of manifest error.

§4.10      Limitation on Interest.

Notwithstanding anything in this Agreement to the contrary, all agreements between Borrower and Banks and Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by Banks exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to Banks in excess of the maximum lawful amount, the interest payable to Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to Borrower.  All interest paid or agreed to be paid to Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This section shall control all agreements between Borrower and Banks and Agent.

§5.          COLLATERAL SECURITY

§5.1        Cash Collateral.

The Obligations shall be secured by (i) a perfected first priority lien or security title and security interest to be held by Agent for the benefit of Banks in the Cash Collateral Account and the Cash Collateral from time to time held therein and (ii) such additional collateral, if any, as Borrower may agree to grant and Agent for the benefit of Banks from time to time may accept as security for the Obligations.

§5.2        Cash Collateral Account.

(a)           On or prior to the Closing Date, Agent opened an account at KeyBank National Bank in the name of Borrower with the account number described in document (i) of the definition of “Agreement Regarding Fees” (the “Cash Collateral Account”) to hold the Cash Collateral in an interest bearing account as collateral security for the Obligations.   Borrower hereby grants to Agent, for the benefit of the Banks, a perfected, first-in-priority security interest in and to the Cash Collateral Account and all funds now or at any time hereafter held on deposit in the Cash Collateral Account to secure the payment and performance of the Obligations, and, Agent shall have the right to exercise all rights and remedies available to a secured party under the Uniform Commercial Code with respect to such funds. Notwithstanding anything to the contrary contained herein or in any other Loan Document, it is understood and agreed that Agent shall not give instructions under the Closing Date Deposit Account Control Agreement unless an Event of Default has occurred and is continuing.

(b)           Borrower hereby agrees to maintain and replenish the Cash Collateral in the Cash Collateral Account within three (3) Business Days of demand from Agent in the event that any Cash Collateral has been applied to the Obligations.  Failure to replenish the Cash Collateral will result in an automatic Event of Default hereunder.

§6.          REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Agent and LC Issuers as follows:

§6.1        Corporate Authority, Etc.

(a)           Organization; Good Standing.  Borrower is a Delaware corporation duly organized pursuant to its certificate of incorporation filed with the Secretary of State of Delaware and is validly existing under the laws of the State of Delaware.  Borrower (i) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (ii) is duly authorized to do business in each other jurisdiction where a failure to be so authorized in such other jurisdiction could reasonably be expected to have a material adverse effect on the Borrower’s business, assets or financial condition.

(b)           Authorization.  The execution, delivery and performance of this Agreement and the other Credit Documents to which Borrower is or becomes a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (including any required stockholder, partner or member approval), (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, except for such conflicts or breaches that, individually and the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the Organizational Documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Person or any of its properties or to which such Person is subject, except for such conflicts or defaults that, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (v) do not and will not result in or require the imposition of any Lien or other encumbrance on any of the properties, assets or rights of such Person except for the Liens and security title granted by the Credit Documents.

(c)           Enforceability.  The execution and delivery of this Agreement and the other Credit Documents to which Borrower is or becomes a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.2        Approvals.

The execution, delivery and performance by Borrower of this Agreement and the other Credit Documents to which is or becomes a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Person or the authorization, consent or approval of, or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority, in each case other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto, or where failure to obtain or make such authorizations, consents, approvals, licenses, permits or registrations or to give notice that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

§6.3        No Material Changes.

As of the Closing Date there has occurred no materially adverse change in the financial condition or business of Forestar Group and any of its Subsidiaries, taken as a whole, as shown on or reflected in the balance sheet of Forestar Group or its Subsidiaries as of June 30, 2017, or its statement of income or cash flows for the fiscal quarter then ended, other than (i) changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of Borrower and its Subsidiaries and (ii) changes resulting from the Horton Transaction.

§6.4        Litigation.

As of the Closing Date, except as described on Schedule 6.4 hereto or as disclosed in Forestar Group’s annual, quarterly or current reports, each as filed with the Securities and Exchange Commission prior to the Closing Date, there are no actions, suits, proceedings or investigations of any kind pending or to Borrower’s Knowledge, threatened in writing, against Borrower or its Subsidiaries before any court, tribunal, administrative agency or board, mediator or arbitrator that, if adversely determined, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, there are no judgments outstanding against or affecting Borrower or any of the Cash Collateral.

§6.5        Compliance with Organizational Documents, Other Instruments, Laws, Etc.

Borrower is not in violation of any provision of its Organizational Documents, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

§6.6        No Event of Default.

No Default or Event of Default has occurred and is continuing.

§6.7        Investment Company Act.

Borrower is not an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.8        Setoff, Etc.

Borrower is the owner of the Cash Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Documents.

§6.9        Employee Benefit Plans.

Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan.  Neither Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, (b) failed to make any contribution or payment to any Guaranteed Pension Plan, or made any amendment to any Guaranteed Pension Plan, which has resulted in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  None of the assets of Borrower constitute a Plan Asset.

§6.10      Credit Documents.

All of the representations and warranties of Borrower made in this Agreement and the other Credit Documents or any document or instrument delivered by Borrower to Agent or Banks pursuant to or in connection with any of such Credit Documents are true and correct in all material respects, and Borrower has not failed to disclose such information as is necessary to make such representations and warranties not misleading.  The information, reports, financial statements, exhibits and schedules (other than information of a general economic or industry specific nature, projected financial information or other forward looking information which were prepared in good faith) furnished by Borrower to Agent and Banks in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. All projections delivered to the Agent and Banks are based on reasonable estimates, on the date as of which such information is stated or certified; it being understood by the Agent and Banks that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may significantly differ from the projected results and such differences may be material

§6.11      OFAC.

Borrower is not a person with whom Agent is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide Agent with any additional information that Agent deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6.12      No Fraudulent Intent.

Neither the execution and delivery of this Agreement or any of the other Credit Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.13      Transaction in Best Interests of Borrower; Consideration.

The transactions evidenced by this Agreement and the other Credit Documents are in the best interests of Borrower.  The direct and indirect benefits to inure to Borrower pursuant to this Agreement and the other Credit Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the Obligations of Borrower pursuant to this Agreement and the other Credit Documents.

§6.14      Solvency.

As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including all of the Letters of Credit issued or to be issued, hereunder, with respect to Borrower and its Subsidiaries, taken as a whole, (a) the fair value of their assets on a going concern basis is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they will be able to pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business (taking into account all available financing options), (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.

§6.15      No Bankruptcy Filing.

Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and to Borrower’s Knowledge, no Person is contemplating the filing of any such petition against Borrower.

§7.          AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that, so long as any Letter of Credit or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) is Outstanding or any LC Issuer has any obligation to issue any Letter of Credit:

§7.1        Punctual Payment.

Borrower will duly and punctually pay or cause to be paid all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement as well as all other sums owing pursuant to the Credit Documents.

§7.2        [Reserved].

§7.3        Records and Accounts.

Borrower will, and will cause its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, as revised from time to time.  Borrower shall not, without the prior written consent of Agent, make, or permit any of its Subsidiaries to make, any material change to the accounting procedures used by them in preparing its financial statements except as required by law or as required by GAAP.  Borrower shall not change its fiscal year without the prior written consent of Agent.

§7.4        Notices.

(a)           Defaults.  Borrower will, promptly upon obtaining knowledge thereof, notify Agent in writing of the occurrence of any Default or Event of Default.

(b)           Notice of Litigation and Judgments.  Borrower will give notice to Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting Borrower or to which Borrower is or is to become a party involving an uninsured claim against Borrower that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings.

(c)           ERISA.  Borrower will give notice to Agent within five (5) Business Days after Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any ERISA Reportable Event with respect to any Guaranteed Pension Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such ERISA Reportable Event; (ii) receives a copy of any notice of withdrawal liability under Title IV of ERISA with respect to a Multiemployer Plan; or (iii) receives any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Guaranteed Pension Plan.

(d)           Notice of Material Adverse Effect.  Borrower will give notice to Agent in writing within fifteen (15) days of becoming aware of the occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect.

(e)           Maintenance of Office. Borrower will provide prompt written notice to Agent in the event Borrower changes the location of its chief executive office from 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

§7.5        Existence.

Except as permitted under §8.2, Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and good standing in its jurisdiction of incorporation.  Except as permitted under §8.2, Borrower will do or cause to be done all things necessary to preserve or establish its good standing as a foreign entity and due authorization to do business in the jurisdictions described in §6.1(a).  Except as permitted under §8.2, Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises, except where the failure to preserve such rights and franchises would not reasonably be expected to have a Material Adverse Effect.

§7.6        Compliance with Laws, Licenses, and Permits.

Borrower will comply with (i) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, (ii) the provisions of its Organizational Documents, and (iii) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.  If at any time while any Letter of Credit is Outstanding or LC Issuer has any obligation to issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Borrower may fulfill any of its obligations hereunder or under the other Credit Documents, Borrower will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish Agent and LC Issuers with evidence thereof.

§7.7        Further Assurances.

Borrower will cooperate with Agent and LC Issuers and execute such further instruments and documents as Agent and LC Issuers shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Credit Documents.

§7.8        Plan Assets.

Borrower will do, or cause to be done, all things necessary to ensure that none of the Cash Collateral will be deemed to be Plan Assets at any time.

§7.9        Business Operations.

Borrower shall operate its business generally in substantially the same manner as has been previously conducted and businesses reasonably related thereto, and Borrower shall not materially change the nature of such business or engage in any other unrelated businesses or activities.

§8.          CERTAIN NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that, so long as any Letter of Credit or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) is outstanding or any LC Issuer has any obligation to issue any Letter of Credit:

§8.1        Restrictions on Liens, Etc.

Borrower will not create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon the Cash Collateral other than (i) the Liens securing the Obligations and (ii) (x) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (y) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of the Borrower.

§8.2        Merger, Consolidation.

Borrower will not become a party to any dissolution, liquidation, merger, reorganization, consolidation or other business combination, or agree to or effect any asset acquisition or stock acquisition or other acquisition which may have a similar effect as any of the foregoing without the prior written consent of Agent and LC Issuers other than the Horton Transaction.

§9.          CONDITIONS TO ALL LETTERS OF CREDIT

The obligations of any LC Issuer to issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§9.1        Representations True; No Default.

Each of the representations and warranties made by Borrower contained in this Agreement, the other Credit Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the issuance of such Letter of Credit (as the case may be), with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Credit Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and no Default or Event of Default shall have occurred and be continuing, or shall result from the issuance of such Letter of Credit.

§9.2        No Legal Impediment.

No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank or any LC Issuer would make it illegal for such LC Issuer to issue such Letter of Credit.

§9.3        Letter of Credit Request.

In the case of any request for a Letter of Credit, Agent and the applicable LC Issuer shall have received a fully completed Letter of Credit Request.

§10.        EVENTS OF DEFAULT; ACCELERATION; ETC.

§10.1      Events of Default and Acceleration.

If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)           Borrower shall fail to pay any sums due hereunder or under any of the other Credit Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for ten (10) days (provided that such grace period will not apply to interest due upon the maturity of the Obligations);

(b)           Borrower shall fail to comply with any covenant contained in §7.4, or §8;

(c)           Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Credit Documents (other than those specified in the other subclauses of this §10); and such failure shall continue for thirty (30) days after written notice thereof shall have been given to Borrower by Agent;

(d)           Any representation or warranty made by Borrower in this Agreement or any other Credit Document, or in any report, certificate, financial statement, request for a Letter of Credit, or in any other document or instrument delivered pursuant to or in connection with this Agreement, the issuance of any Letter of Credit or any of the other Credit Documents shall prove to have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated;

(e)           Borrower (1) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of Borrower or of any substantial part of the assets of any thereof,  (2) shall commence any case or other proceeding relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (3) shall take any action to authorize or in furtherance of any of the foregoing;

(f)            A petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of Borrower, or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and Borrower thereof shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within ninety (90) days following the filing or commencement thereof;

(g)           A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Borrower thereof bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Borrower thereof in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(h)                                 There shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against Borrower,  that, with other outstanding final judgments, undischarged, against Borrower exceeds in the aggregate $10,000,000 (to the extent not paid or covered by insurance);

(i)                                     If any of the Credit Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Credit Documents shall be commenced by or on behalf of Borrower or any of their respective stockholders, partners, members or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Credit Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(j)                                    Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, or any sale, transfer or other disposition of all or substantially all of the assets of Borrower, other than as permitted under the terms of this Agreement or the other Credit Documents;

(k)                                 Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person included in the Cash Collateral;

(l)                                     With respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred that reasonably could be expected to result in liability of any of Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(m)                             A Change of Control shall occur without the prior written approval of all Banks (which consent may be withheld by Banks in their sole and absolute discretion); or

(n)                                 Any Event of Default, as defined in any of the other Credit Documents, shall occur;

then, and in any such event, Agent may, and upon the request of Required Banks shall, by notice in writing to Borrower declare all amounts owing with respect to this Agreement and the other Credit Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; provided that in the event of any Event of Default specified in §10.1(e), §10.1(f) or §10.1(g), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of Banks or Agent.

§10.2                 Limitation of Cure Periods.

Notwithstanding anything in this Agreement or any other Credit Document to the contrary, any reference in this Agreement or any other Credit Document to “the continuance of a default” or “the continuance of an Event of Default” or any similar phrase shall not create or be deemed to create any right on the part of Borrower or any other party to cure any default following the expiration of any applicable grace or notice and cure period.

§10.3                 Termination of Commitments.

If any one or more Events of Default specified in §10.1(e), §10.1(f) or §10.1(g) shall occur, then immediately and without any action on the part of Agent or any Bank any unused portion of the credit hereunder shall terminate and LC Issuers shall be relieved of any further obligation to issue Letters of Credit, pursuant to this Agreement.  If any other Event of Default shall have occurred and be continuing, Agent may, and upon the election of Required Banks shall, by notice to Borrower terminate the obligation to issue Letters of Credit hereunder.  No termination under this §10.3 shall relieve Borrower of their respective obligations to Banks arising under this Agreement or the other Credit Documents.  Nothing in this Section shall limit or impair the terms of this Agreement (including §2.1) which provide that Banks shall have no obligation to issue Letters of Credit upon the occurrence of a Default or Event of Default.

§10.4                 Remedies.

(a)                                 In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not Banks shall have accelerated the maturity of the Obligations pursuant to §10.1, Agent on behalf of Banks may, and upon direction of Required Banks shall, proceed to protect and enforce their rights and remedies under this Agreement, or any of the other Credit Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Credit Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right.  No remedy herein conferred upon Agent, any Bank or any LC Issuer is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.  Each Bank and LC Issuer acknowledges and agrees that only Agent may exercise any remedies arising by reason of a Default or Event of Default.  Notwithstanding anything herein to the contrary, upon the occurrence of any Event of Default, an amount equal to the aggregate amount of the Outstanding Letters of Credit shall, at Required Banks’ option, without demand or further notice to Borrower, be deemed to have been paid or disbursed by the applicable LC Issuer under the Letter of Credit and the Cash Collateral shall be immediately disbursed to Banks.

§10.5                 Distribution of Cash Collateral Proceeds.

In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Credit Documents, or otherwise with respect to the realization upon any of the assets of Borrower or any other Person liable with respect to the Obligations (including the Cash Collateral), such monies shall be distributed for application as follows:

(a)                                 First, to the payment of, or (as the case may be) the reimbursement of, Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Agent to protect or preserve the Cash Collateral or in connection with the collection of such monies by Agent, for the exercise, protection or enforcement by Agent of all or any of the rights, remedies, powers and privileges of Agent under this Agreement or any of the other Credit Documents or in respect of the Cash Collateral or in support of any provision of adequate indemnity to Agent against any taxes or liens which by law shall have, or may have, priority over the rights of Agent to such monies;

(b)                                 Second, to all other Obligations in the following order:  (i) first to the payment of any fees or charges outstanding hereunder or under the other Credit Documents, including without limitation, any Default Rate interest, (ii) next to any accrued and outstanding Late Charge, (iii) next to any accrued and Outstanding Letter of Credit Fees, and Facility Fees, and (iv) last to any remaining Obligations in such order as Required Banks may determine; and

(c)                                  Third, the excess, if any, shall be returned to Borrower or to such other Persons as are entitled thereto.

§11.                        SETOFF

Regardless of the adequacy of any Cash Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from Agent or any of Banks to Borrower and any securities or other property of Borrower in the possession of Agent or any Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower to such Bank.  Each Bank agrees with each other Bank that if such Bank shall receive from Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Obligations owed such Bank any amount in excess of its ratable portion of the payments received by all of Banks with respect to the Obligations owed to all of Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§12.                        THE AGENT

§12.1                 Authorization.

Each Bank and each LC Issuer hereby irrevocably appoints KeyBank to act on its behalf as Agent hereunder and under the other Credit Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by Agent.  The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Credit Documents shall be construed to constitute Agent as a trustee or fiduciary for any Bank or any LC Issuer or to create any agency or fiduciary relationship.  Agent shall act as the contractual representative of Banks and LC Issuers hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Bank by reason of this Agreement or any other Credit Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Credit Documents.  Borrower and any other Person shall be entitled to conclusively rely on a statement from Agent that it has the authority to act for and bind Banks and LC Issuers pursuant to this Agreement and the other Credit Documents.

§12.2                 Employees and Agents.

Agent may exercise its rights and powers and execute any and all of its duties hereunder or under any other Credit Document by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Credit Documents.  Agent and any such agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section shall apply to any such agent and to the Related Parties of Agent and any such agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.  Agent may utilize the services of such Persons as Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by Borrower.

§12.3                 No Liability.

Neither Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to Banks and LC Issuers for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Credit Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.  Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or a LC Issuer, Agent may presume that such condition is satisfactory to such Bank or such LC Issuer unless Agent shall have received notice to the contrary from such Bank or such LC Issuer prior to the issuance of such Letter of Credit, as applicable.  Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§12.4                 No Representations.

Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that Agent is required to exercise as directed in writing by Required Banks (or such other number or percentage of Banks as shall be expressly provided for herein or in the other Credit Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Credit Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Banks (or such other number or percentage of Banks as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in §25 and §10.4) or (ii) in the absence of its own gross negligence or willful misconduct.  Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Agent by Borrower, any Bank or any LC Issuer.

Agent shall not be responsible for the execution or validity or enforceability of this Agreement, any of the other Credit Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Credit Documents or in any certificate or instrument hereafter furnished to it by or on behalf of Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Credit Documents.

Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by Borrower or any Bank shall have been duly authorized or is true, accurate and complete.  Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to Banks and LC Issuers, with respect to the creditworthiness or financial condition of Borrower or the value of the Cash Collateral or any other assets of such Persons.

Each Bank and each LC Issuer acknowledges that it has, independently and without reliance upon Agent or any other Bank or LC Issuer or any of their Related Parties, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank and each LC Issuer also acknowledges that it will, independently and without reliance upon Agent or any other Bank or any other LC Issuer or any of their Related Parties, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

§12.5                 Payments.

(a)                                 A payment by Borrower to Agent hereunder or under any of the other Credit Documents for the account of any Bank or any LC Issuer shall constitute a payment to such Bank or such LC Issuer.  Agent agrees to distribute to each Bank and each LC Issuer not later than one (1) Business Day after Agent’s receipt of good funds, determined in accordance with Agent’s customary practices, such Bank’s or such LC Issuer’s pro rata share of payments received by Agent for the account of Banks or LC Issuers except as otherwise expressly provided herein or in any of the other Credit Documents.

(b)                                 If in the opinion of Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Credit Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, any Bank that fails (i) to make available to Agent its pro rata share of any reimbursement obligation that it is obligated to make under the terms of this Agreement, unless such obligation is the subject of a bona fide, good faith dispute of which Agent has received written notice from such Bank (it being agreed that any such notice given later than three (3) Business Days after such failure shall be ineffective for purposes of this paragraph (c)), or (ii) to comply with the provisions of §13 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied.  A Delinquent Bank shall be deemed to have assigned any and all payments due to it from Borrower, whether on account of Outstanding Letters of Credit, interest, fees or otherwise, to the remaining non-Delinquent Banks for application to, and reduction of, their respective pro rata shares of all Outstanding Letters of Credit in accordance with the terms of this Agreement.  The Delinquent Bank hereby authorizes Agent to distribute such payments to the non-Delinquent Banks in proportion to their respective pro rata shares of all Outstanding Letters of Credit in accordance with the terms of this Agreement.  A Delinquent Bank shall be deemed to have satisfied in full a delinquency, and to no longer be a Delinquent Bank, when and if, as a result of application of the assigned payments to all Outstanding Letters of Credit of the non-Delinquent Banks or as a result of other payments by the Delinquent Banks to the non-Delinquent Banks, Banks’ respective pro rata shares of all Outstanding Letters of Credit have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

§12.6                 Indemnity.

Banks and LC Issuers ratably agree hereby to indemnify and hold harmless Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (to the extent of any losses, damages, costs and expenses for which Agent has not been reimbursed by Borrower as required by §15 or §16), and liabilities of every nature and character arising out of or related to this Agreement, the Letters of Credit or any of the other Credit Documents or the transactions contemplated or evidenced hereby or thereby, or Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by Agent’s willful misconduct or gross negligence.

§12.7                 Agent as Bank.

In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Letters of Credit issued by it, as it would have were it not also Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower, or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Banks.

§12.8                 Resignation.

Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to Banks, LC Issuers and Borrower.  Upon any such resignation, Required Banks, subject to the terms of §18.1 and the consent of Borrower (not to be unreasonably withheld, conditioned or delayed), shall have the right to appoint as a successor Agent any Bank or any other bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.  Any such resignation shall be effective upon appointment and acceptance of a successor agent selected by Required Banks.  If no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of Banks and LC Issuers, appoint a successor Agent, which shall be a bank whose debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P Corporation and which has a net worth of not less than $500,000,000, provided that if Agent shall notify Borrower, Banks and LC Issuers that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by Agent on behalf of Banks under any of the Credit Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Bank and each LC Issuer directly, until such time as Required Banks appoint a successor Agent as provided for above in this paragraph.  Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to Borrower.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent.  The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After any retiring Agent’s resignation, the provisions of this Agreement and the other Credit Documents shall continue in effect for the benefit of such retiring Agent, its agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

§12.9                 Duties in the Case of Enforcement.

In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Agent may and shall, if (a) so requested by Required Banks and (b) Banks have provided to Agent such additional indemnities and assurances against expenses and liabilities as Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Cash Collateral and exercise all or any other legal and equitable and other rights or remedies as it may have.  The Required Banks may direct Agent in writing as to the method and the extent of any such exercise, Banks hereby agreeing to indemnify and hold Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that Agent need not comply with any such direction to the extent that Agent reasonably believes Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

§12.10          Request for Agent Action.

LC Issuers hereby expressly authorize Agent to (a) release any Lien on any assets of Borrower granted to or otherwise held by Agent under or in connection with such other actions or agreements as may be desirable by Agent or any tenant necessary in the ordinary course of Borrower’s business, (b) execute consents, approvals, or other agreements in form and substance reasonably satisfactory to Agent in connection with such other actions or agreements as may be desirable by Agent or any tenant necessary in the ordinary course of Borrower’s business (c) execute and deliver with Borrower and any tenant, subordination, attornment and non-disturbance agreements with respect to any lease upon such terms as Agent in its good faith reasonable judgment determines are appropriate (Agent in the exercise of its good faith reasonable judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable lease to control over the applicable provisions of the Credit Documents).

§12.11          Removal of Agent.

The Required Banks may remove Agent from its capacity as agent in the event of Agent’s willful misconduct or gross negligence.  Such removal shall be effective upon appointment and acceptance of a successor agent selected by Required Banks.  Any successor Agent must satisfy the conditions set forth in §12.8.  Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from all further duties and obligations as Agent under this Agreement and the Credit Documents (subject to Agent’s right to be indemnified as provided in the Credit Documents); provided that Agent shall remain liable to the extent provided herein or in the Credit Documents for its acts or omissions occurring prior to such removal or resignation.

§12.12          Bankruptcy.

In the event a bankruptcy or other insolvency proceeding is commenced by or against any of Borrower, Agent shall have the sole and exclusive right and duty to file and pursue a joint proof of claim on behalf of all Banks.  Each Bank irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings.

§12.13          Right to Realize on Cash Collateral.

Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Agent and each Bank hereby agree that  no Bank shall have any right individually to realize upon any of the Cash Collateral or any of the Security Documents, it being understood and agreed that all powers, rights and remedies hereunder and under such Security Documents may be exercised solely by Agent.

§13.                        EXPENSES

Borrower agrees to pay (a) the reasonable and documented out-of-pocket costs of producing and reproducing this Agreement, the other Credit Documents, and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by Agent, any of Banks or any LC Issuers, including any taxes payable on or with respect to the transactions contemplated by this Agreement (other than Excluded Taxes, except that Agent, Banks and LC Issuers shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Cash Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Cash Collateral under the Security Documents, including any such taxes payable by Agent, any of Banks or any LC Issuer after the Closing Date (Borrower hereby agreeing to indemnify Agent and each Bank with respect thereto)), (c) all appraisal fees, engineer’s fees, charges of Agent for commercial finance exams and engineering and environmental reviews and the reasonable and documented fees, expenses and disbursements of Agent, Agent’s Special Counsel and any other counsel to Agent, counsel for KeyBank and any local counsel to Agent incurred in connection with the performance of due diligence and the preparation, negotiation, administration, or interpretation of the Credit Documents, and other instruments mentioned herein, the addition and release of Cash Collateral, each closing hereunder, and amendments, modifications, approvals, consents, or waivers hereto or hereunder, (d) the reasonable and documented out-of-pocket fees, expenses and disbursements of Agent incurred by Agent in connection with the performance of due diligence, underwriting analysis, credit reviews and the preparation, negotiation, administration, syndication or interpretation of the Credit Documents, and other instruments mentioned herein, credit evaluations, (e) all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees and costs of one outside counsel) incurred by any Bank, any LC Issuer or Agent in connection with (i) the enforcement of or preservation of rights under any of the Credit Documents against

Borrower or the administration thereof after the occurrence of a Default or Event of Default, (ii)  the failure of Borrower to perform or observe any provision of the Credit Documents, and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Agent’s, any of Banks’ or any LC Issuers’ relationships with Borrower, and (f) all reasonable and documented out-of-pocket fees, expenses and disbursements of Agent incurred in connection with Uniform Commercial Code searches, Uniform Commercial Code filings.  The covenants of this §13 shall survive payment or satisfaction of the Obligations.

§14.                        INDEMNIFICATION

Borrower agrees to indemnify and hold harmless Agent, Banks and LC Issuers and each director, officer, employee, agent and Person who controls Agent, any Bank or any LC Issuer from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Credit Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this §14 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by Borrower, (b) any actual or proposed use of a Letter of Credit by any beneficiary of a Letter of Credit (including any refusal by any LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) Borrower entering into or performing this Agreement or any of the other Credit Documents, or (d) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Cash Collateral; provided, however, that Borrower shall not be obligated under this §14 to indemnify any such Person nor its Related Parties for liabilities arising from such Person’s or such Person’s Related Parties’ own bad faith, gross negligence, or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.  In litigation, or the preparation therefor, Banks, LC Issuers and Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly all Court costs and other expenses of litigation incurred by Agent, Banks and LC Issuers, including the reasonable and documented out-of-pocket fees and expenses of such counsel.  If, and to the extent that the obligations of Borrower under this §14 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  There shall be specifically excluded from the foregoing indemnification any claims, actions, suits, liabilities, losses, damages and expenses arising from disputes among Banks or LC Issuers with respect to the Letters of Credit or the Credit Documents.  In the event that any such claims, actions, suits, liabilities, losses, damages and expenses involve both a dispute among Banks and LC Issuers, or any of them and other matters covered by this indemnification provision, Agent shall make a reasonable good faith allocation of all losses, damages and expenses incurred between Banks’ and LC Issuers’ dispute and the other matters covered by this indemnification provision, which allocation by Agent shall, absent manifest error, be final and binding upon the parties hereto.  All amounts payable by Borrower pursuant to this §14 shall constitute Obligations until paid in full by Borrower.  The provisions of this §14 shall survive the termination of the obligations of LC Issuers hereunder.

§15.                        SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in any of the other Credit Documents or in any documents or other papers delivered by or on behalf of Borrower pursuant hereto or thereto shall be deemed to have been relied upon by Banks and Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the issuance by LC Issuers of any Letter of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or any of the other Credit Documents remains outstanding or any Letter of Credit is

Outstanding or any Bank has any reimbursement obligations or any LC Issuer has any obligation to issue a Letter of Credit.  The indemnification obligations of Borrower provided herein and the other Credit Documents shall survive the full repayment of amounts due and the termination of the obligations of Banks hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate or other paper delivered to any Bank, any LC Issuer or Agent at any time by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties as to the matters contained in such certificate or other paper by Borrower hereunder.

§16.                        ASSIGNMENT AND PARTICIPATION

§16.1                 Conditions to Assignment by Banks.

(a)                                 Each Bank shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the other Credit Documents to any other Eligible Assignee with the prior written consent of Agent and with the prior written consent of Borrower, which consents by Agent and Borrower shall not unreasonably withheld or conditioned and shall be given or denied in each case within ten (10) Business Days after receipt of any request for consent (provided that no consent of Borrower shall be required if the Eligible Assignee is also a Bank or an Affiliate thereof or if an Event of Default then exists) and no consent of Agent shall be required if the Eligible Assignee is also a Bank or an Affiliate thereof; provided, however, that (i) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption Agreement in the form of Exhibit A attached hereto and made a part hereof (an “Assignment and Assumption Agreement”), (ii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank’s rights and obligations under this Agreement, (iii) if the potential assignee is not already a Bank hereunder, at least ten (10) days prior to the settlement date of the assignment, the potential assignee shall deliver to Agent the fully completed Patriot Act and OFAC forms attached as Exhibit B attached hereto and made a part hereof and such other information as Agent shall require to successfully complete Agent’s Patriot Act Customer Identification Process and OFAC Review Process, (iv) unless Agent and, so long as no Event of Default exists, Borrower otherwise consent, the aggregate amount of the total Commitment of the assigning Bank being assigned pursuant to each such assignment shall in no event be less than $2,000,000, (v) Agent shall receive from the assigning Bank a processing fee of $3,500, (vi) if the assignment is less than the assigning Bank’s entire participation interest, the assigning Bank must retain at least a $5,000,000 Commitment, unless the assigning Bank assigns its entire interest under the Commitment, in which case, the assigning Bank must retain at least a $5,000,000 Commitment.  Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption Agreement, (a) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, have the rights and obligations of a Bank hereunder and under the other Credit Documents, and Borrower hereby agrees that all of the rights and remedies of Banks in connection with the interest so assigned shall be enforceable against Borrower by an Eligible Assignee with the same force and effect and to the same extent as the same would have been enforceable but for such assignment provided that no assignment shall increase Borrower’s obligations under §4.4 or §4.9, (b) the assigning Bank thereunder shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights and be released from its obligations hereunder and thereunder, and (c) Agent may unilaterally amend Schedule 1.1 to reflect such assignment.  For purposes of this paragraph, in connection with any assignment or simultaneous, multiple assignments by any Bank which is a fund to one or more of its Related Funds: (1) compliance with the minimum amounts for assigned Commitments, and for retained Commitments as hereinabove provided shall be determined in the aggregate for such assigning fund and any of its Related Funds that are or are to become

Banks as part of any assignment transaction or simultaneous, multiple assignment transactions; (2) after giving effect to such assignment or assignments, no such assignor or assignee fund in connection with a partial assignment of the assigning fund’s Commitment shall hold a Commitment of less than $5,000,000, and (3) only one processing fee shall be payable to Agent in connection with simultaneous, multiple assignment transactions.

(b)           By executing and delivering an Assignment and Assumption Agreement, the assigning Bank thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) except as provided in such Assignment and Assumption Agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished in connection therewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Credit Document or any other instrument or document furnished in connection therewith; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with such financial statements, Credit Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption Agreement and to become a Bank hereunder; (iv) such Eligible Assignee will, independently and without reliance upon Agent, the assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

§16.2      Register.

Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of Banks and the Commitment Percentages, reimbursement obligations owing to Banks from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower and Banks at any reasonable time and from time to time upon reasonable prior notice.

§16.3      Participations.

Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank’s rights and obligations under this Agreement and the other Credit Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or the Credit Documents, including, without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against Borrower except the rights granted to Banks pursuant to §13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, Borrower.  Any Bank which sells a participation shall promptly notify Agent and Borrower of such sale and the identity of the purchaser of the interest.

§16.4      Pledge by Bank.

Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement to secure obligations of such Bank, including without limitation, (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341, to any Federal Home Loan Bank or to any institution within the Farm Credit System, and (b) for any Bank that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Bank including any trustee for, or any other representative of, such holders.  In addition, any Bank may, with the consent of Agent (which may be granted or withheld in Agent’s sole discretion) pledge all or any portion of its interests and rights under the Agreement to a Person approved by Agent.  Notwithstanding anything to the contrary contained herein, no pledge permitted pursuant to this Section or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Credit Documents.

§16.5      No Assignment by Borrower.

Borrower shall not assign or transfer any of its rights or obligations under any of the Credit Documents without the prior written consent of each Bank.

§16.6      Cooperation; Disclosure.

Borrower agrees to promptly cooperate with any Bank in connection with any proposed assignment or participation of all or any portion of its Commitment.  Borrower agree that in addition to disclosures made in accordance with standard lending practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder, subject to the provisions of §18.10.  Notwithstanding anything herein to the contrary, Agent and each Bank may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or any Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the obligations and transactions contemplated hereby.  In order to facilitate assignments to Eligible Assignees and sales to Eligible Assignees, Borrower shall execute such further documents, instruments or agreements as Banks may reasonably require.  In addition, Borrower agree to cooperate fully with Banks in the exercise of Banks’ rights pursuant to this Section, including providing such information and documentation regarding Borrower as any Bank or any potential Eligible Assignee or participant may reasonably request and to meet with potential Eligible Assignees.

§16.7      Mandatory Assignment.

In the event (i) Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Credit Documents which request is approved by Agent or Required Banks but is not approved by one or more of Banks (any such non-consenting Bank shall hereafter be referred to as the “Non-Consenting Bank”), (ii) Borrower becomes obligated to pay additional amounts to any Bank pursuant to §4.4 or §4.9, or any Bank gives notice of the occurrence of any circumstances described in §4.10, or (iii) any Bank with a Commitment defaults in the obligation to issue Letters of Credit or make any reimbursement obligations payments hereunder or is otherwise a Defaulting Bank (any such Bank shall hereafter be referred to as an “Affected Bank”) then, within thirty (30) days after Borrower’s receipt of notice of such disapproval by such Non-Consenting Bank, or, in the case of clause

(ii) or (iii) above at any time after the occurrence of such event, Borrower shall have the right as to such Affected Bank, to be exercised by delivery of written notice delivered to Agent and the Affected Bank, to elect to cause the Affected Bank to transfer its Commitments. Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by Agent).  In the event that Banks do not elect to acquire all of the Affected Bank’s Commitment, then Agent shall use commercially reasonable efforts to find a new Bank or Banks to acquire such remaining Commitment.  Upon any such purchase of the Commitments of the Affected Bank, the Affected Bank’s interests in the Obligations and its rights hereunder and under the Credit Documents shall terminate at the date of purchase, and the Affected Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an assignment and assumption agreement in the form attached hereto as Exhibit A.  The purchase price for the Affected Bank’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Bank, including all accrued and unpaid interest or fees, plus any applicable prepayment fees which would be owed to such Affected Bank if such Obligations were to be repaid in full on the date of such purchase of the Affected Bank’s Commitment.

§16.8      Co-Agents, Syndication Agent, and Co-Documentation Agent.

Agent may designate any Bank to be a “Co-Agent”, an “Arranger”, a “Syndication Agent”, a “Co-Documentation Agent” or similar title, but such designation shall not confer on such Bank the rights or duties of Agent.  Any such “Co-Agent”, “Arranger”, a “Syndication Agent”, or a “Co-Documentation Agent” shall not have any additional rights or obligations under the Credit Documents, except for those rights and obligations, if any, as a Bank.

§16.9      Treatment of Certain Information; Confidentiality.

Each of Agent and Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or, with Borrower’s consent, any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent, any Bank, or any of their respective Affiliates on a non-confidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from Borrower or any of their Subsidiaries relating to Borrower or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to Agent or any Bank on a non-confidential basis prior to disclosure by Borrower or any of their Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

§16.10   Withholding Tax.

(a)           If any Bank is a “foreign corporation, partnership or trust” within the meaning of the Code and such Bank is entitled to claim exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

(i)            if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii)           if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two (2) properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement;

(iii)          such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax; and

(iv)          in the case of any Bank claiming exemption from United States withholding tax under Sections 871(b) or 881(c) of the Code, with respect to payments of “Portfolio Interest,” a Form W-8BEN, or any subsequent versions thereof or successors thereto, and if Bank delivers a Form W-8BEN, a certificate representing that such Bank is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(b) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code).

Each such certificate and form shall be properly completed and duly executed by such Bank claiming complete exemption from or a reduced rate of United States withholding tax on payments by Borrower under the Credit Documents.  Each Bank agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b)           If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN, and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Bank, such Bank agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Bank.  To the extent of such percentage amount, Agent will treat such Bank’s IRS Form W-8BEN as no longer valid.

(c)           If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d)           If any Bank is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction.  If the forms or other documentation required by §18.11(a) above are not delivered to Agent, then Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e)           If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Agent or Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this §16.10, together with all costs and expenses (including reasonable attorneys’ fees and legal expenses).  The obligation of Banks under this subsection (e) shall survive the payment of all Obligations and the resignation or replacement of Agent.

§17.        NOTICES

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §17 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, sent by facsimile, and, to the extent permitted by §21, email addressed as follows:

If to Agent or any Bank or any LC Issuer, at the address set forth on the signature page for Agent or such Bank or such LC Issuer, and in the case of each notice to Agent pursuant to §7.4, with a copy to:

Agent’s Special Counsel:

Bryan Cave LLP

1201 West Peachtree Street, NW

14th Floor

Atlanta, Georgia  30309-3488

Facsimile: (404) 572-6999

Attention:  Robert C. Lewinson, Esq.

and

if to Borrower:

Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas  78746
Facsimile: (512) 433-5203

Attention:        Chief Financial Officer

with a copy to:

Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas  78746
Facsimile: (512) 433-5203

Attention:        General Counsel

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§18.        RELATIONSHIP

Neither Agent nor any Bank has any fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with the Agreement or the other Credit Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Credit Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower, or lender and guarantor (as the case may be).  In addition, Borrower agrees that notwithstanding any other relationship that KeyBank or any affiliate thereof may have with Borrower or its Subsidiaries and Affiliates, in any proceeding relating to Borrower, or any of them, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar proceeding, Borrower will not challenge Banks’ right to receive payment of the Obligations as a creditor of Borrower on the grounds of the equitable subordination principles contained in §510 of the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as from time to time amended, or any similar provision under any applicable law.  The covenants contained in this §18 are a material consideration and inducement to Banks to enter into the Agreement.

§19.        GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

THIS AGREEMENT AND EACH OF THE OTHER CREDIT DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS

SPECIFIED IN §17.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

§20.        HEADINGS

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§21.        COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

(a)           Counterparts; Integration; Effectiveness.  This Agreement and any amendment hereof may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  This Agreement and the other Credit Documents, any separate letter agreements with respect to fees payable to Agent (including the Agreement Regarding Fees) and any provisions of any commitment letter or similar letter relating to the transactions contemplated by this Agreement that expressly survive the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when (i) it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) the Second Amendment shall have become effective.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)           Electronic Communication.  Notices and other communications to Agent and Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Article 4 if such Bank has notified Agent that it is incapable of receiving notices under such Article by electronic communication.  Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

§22.        ENTIRE AGREEMENT, ETC.

The Credit Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §25.

§23.        WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, AGENT, LC ISSUERS AND BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER CREDIT DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT AGENT AND BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §23.  BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §23 WITH ITS LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§24.        DEALINGS WITH THE BORROWER

The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates regardless of the capacity of Bank hereunder.

§25.        CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other Credit Document may be amended, and the performance or observance by Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent or approval of Required Banks, and in such case such consent or approval shall be binding on all Banks.  Notwithstanding the foregoing provisions of this Section:

(a)           none of the following may occur without the written consent of each Bank directly affected thereby:

(i)            an increase in the amount of the Commitment of such Bank;

(ii)           a forgiveness, reduction or waiver of any unpaid Obligations owing to such Bank or any interest thereon or fee payable to such Bank under the Credit Documents (other than in connection with the imposition or rescission of the Late Charge or Default Rate);

(iii)          a decrease in the amount of any fee payable to such Bank hereunder;

(iv)          an extension of a Maturity Date except as provided in §3.1(b) with respect to the Maturity Date;

(v)           the release of Borrower or any of the Cash Collateral except as otherwise provided herein;

(vi)          a change to this §25;

(vii)         any postponement of any date fixed for any payment of principal of or interest on, or fees in respect of, the Letters of Credit owing to such Bank except as provided in §3.1(b) with respect to the Maturity Date;

(viii)        any change in the manner of distribution of any payments to such Bank;

(ix)          an amendment of the definition of Required Banks or of any requirement for consent by all Banks; or

(x)           an amendment of any provision of this Agreement or the Credit Documents which requires the approval of all Banks or Required Banks to require a lesser number of Banks to approve such action.

(b)           Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by Borrower therefrom, shall:

(i)            increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Bank;

(ii)           increase the aggregate Commitments over the amount thereof then in effect without the consent of Required Banks;

(iii)          amend the definition of Required Banks without the consent of Required Banks; provided, subject to §25(b)(viii), additional extensions of credit pursuant hereto may be included in the determination of such Required Banks on substantially the same basis as the Commitments are included on the Closing Date;

(iv)          amend, modify, terminate or waive any provision hereof relating to the issuance of any Letters of Credit or the Letters of Credit without the consent of each LC Issuer;

(v)           amend, modify, terminate or waive any obligation of Banks relating to the purchase of participations in Letters of Credit as provided in §2.1(d) without the written consent of Agent and each  LC Issuer; or

(vi)          amend, modify, terminate or waive the amount or timing of payment of any fee or other amount payable to Agent for its own account, any provision of §14 as the same applies to Agent, or any other provision hereof or of any other Credit Document as the same applies to the rights or obligations of Agent, in each case without the consent of Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances. In the event any Bank fails to expressly grant or deny any consent, amendment or waiver sought under this Agreement within ten (10) days of a written request therefor submitted by Agent or Agent’s Special Counsel, such Bank shall be deemed to have granted to Agent an irrevocable proxy with respect to such specific matter. The right of any Bank to consent under subsections (a) and (b) of this §25 shall not apply to a Defaulting Bank, except for purposes of subsections (a)(v) and (b)(i) of this §25.

§26.        SEVERABILITY

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§27.        NO UNWRITTEN AGREEMENTS

THE WRITTEN CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

§28.        ACKNOWLEDGMENT OF INDEMNITY OBLIGATIONS

BORROWER HEREBY ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS INDEMNITY OBLIGATIONS OF BORROWER.

§29.        TIME IS OF THE ESSENCE

Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Agreement and the other Credit Documents.

§30.        RIGHTS OF THIRD PARTIES

This Agreement and the other Credit Documents are made and entered into for the sole protection and legal benefit of Borrower, Banks and Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.  All conditions to the performance of the obligations of Agent and Banks under this Agreement, including the obligation to issue Letters of Credit, are imposed solely and exclusively for the benefit of Agent and Banks and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Agent and Banks will refuse to issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent and Banks at any time if in their sole discretion they deem it desirable to do so.  In particular, Agent and Banks make no representations and assume no obligations as to third parties concerning the quality of the construction by Borrower of any development or the absence therefrom of defects.

§31.        CLOSING CONDITIONS

The obligations of Agent and Banks to issue any Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

§31.1      Credit Documents.

Each of the Credit Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to Agent.  Agent shall have received a fully executed copy of each such document.

§31.2      Certified Copies of Organizational Documents.

Agent shall have received from Borrower a copy, certified as of a recent date by the appropriate officer of each State in which Borrower, is organized and a duly authorized member, manager, partner or officer of Borrower to be true and complete, of the Organizational Documents of Borrower or its qualification to do business, as applicable, as in effect on such date of certification.

§31.3      Resolutions.

All action on the part of Borrower necessary for the valid execution, delivery and performance by Borrower of this Agreement and the other Credit Documents (as applicable) to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to Agent shall have been provided to Agent.  Agent shall have received from Borrower true copies of its resolutions adopted by its board of directors or other governing body authorizing the transactions described herein, each certified by its secretary, assistant secretary or other appropriate representative as of a recent date to be true and complete.

§31.4      Incumbency Certificate; Authorized Signers.

Agent shall have received from Borrower, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Borrower, each of the Credit Documents to which such Person is or is to become a party.  Agent shall have also received from Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of Borrower and giving the name and specimen signature of each individual who shall be authorized to make Letter of Credit Requests, and give notices and to take other action on behalf of Borrower under the Credit Documents.

§31.5      Opinion of Counsel.

Agent shall have received a favorable opinion addressed to Banks and Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to Agent, from counsel of Borrower as to such matters as Agent shall reasonably request.

§31.6      Payment of Fees.

Borrower shall have paid to Agent the fees payable pursuant to §4.2.

§31.7      Performance; No Default.

Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by them on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§31.8      Representations and Warranties.

The representations and warranties made by Borrower or otherwise made by or on behalf of Borrower in connection therewith on the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date, in each case, except to the extent that such representations and warranties relate specifically to another date, and Agent shall have received written confirmation thereof from Borrower.

§31.9      Cash Collateral.

Borrower shall have deposited the Cash Collateral with Agent.

§31.10   Existing Credit Agreement.

The Existing Credit Agreement shall have been terminated, the commitments thereunder have been terminated and all Obligations other than with respect to the Prior Letters of Credit have been satisfied.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

BORROWER:

FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation

By:	/s/ Charles D. Jehl
	Name:	Charles D. Jehl
	Title:	Chief Financial Officer & Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGES]

LETTER OF CREDIT FACILITY AGREEMENT

AGENT and BANKS:

KEYBANK NATIONAL ASSOCIATION, as a LC Issuer and as Agent

By:	/s/ Nathan Weyer
	Name:	Nathan Weyer
	Title:	Senior RM

Address:

KeyBank National Association
1200 Abernathy Road, NE
Suite 1550
Atlanta, Georgia  30328
Attn:  Daniel Silbert
Facsimile:  (770) 510-2195

LETTER OF CREDIT FACILITY AGREEMENT

SYNOVUS BANK, as a Bank and a LC Issuer

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

Address:

800 Shades Creek Parkway

Birmingham, AL  35209

[END OF SIGNATURES]

LETTER OF CREDIT FACILITY AGREEMENT